NEUBERGER BERMAN EQUITY TRUST
                       DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A



SERIES                                          DATE MADE PARTY TO AGREEMENT
------                                          ----------------------------

Neuberger Berman Century Trust                         November 17, 1999

Neuberger Berman Focus Trust                           December 1, 1999

Neuberger Berman Millennium Trust                      December 1, 1999

Neuberger Berman Regency Trust                         April 30, 1999

Neuberger Berman Socially Responsive Trust             December 1, 1999

Neuberger Berman Technology Trust                      April 17, 2000